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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


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                             First Financial Bancorp
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


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


                                                                 August 19, 2004

To Our Valued Shareholder:

Recently three disgruntled dissident directors mailed a letter once again attacking the Board and executive management. CONSIDERING THE SIGNIFICANT PROGRESS WE HAVE MADE THIS YEAR, IT IS MOST UNFORTUNATE THAT THESE DISSIDENTS FIND IT NECESSARY TO SEND SHAREHOLDERS YET ANOTHER ACCUSATORY LETTER, CONTAINING FALSE AND MISLEADING STATEMENTS.

It is clear to us that they sent you this letter in an attempt to undermine the financial credibility of the Bank, and the integrity of management and the remainder of the Board. THEY ARE ATTEMPTING TO DISTRACT YOU FROM THE REAL ISSUE
- THE FINANCIAL PROGRESS OF BANK OF LODI. We are successfully implementing a strategic business plan that is working and should benefit all shareholders. FIRST FINANCIAL BANCORP EARNED MORE MONEY DURING THE FIRST SIX MONTHS OF THIS YEAR THAN ALL OF 2003! THIS IS INDEED PROGRESS!

We are disturbed that these dissidents continue to engage in activities that we believe are in violation of the U.S. securities laws, and in breach of their fiduciary responsibilities as directors. Their actions undermine the Bank on numerous levels, but here are the facts:

     o Consistent with California law, the Board identified two uniquely qualified and independent persons for appointment to the Company's Board for the EXPRESS PURPOSE OF FORMING A SPECIAL LITIGATION COMMITTEE TO INDEPENDENTLY DETERMINE WHAT ACTION THE COMPANY SHOULD TAKE ON THE PENDING LITIGATION. Judge William Giffen and Paul Gross are highly respected and we feel fortunate to have them join us. They were appointed to the Company's Board of Directors and to the Special Litigation Committee for this limited purpose and, once their Committee work is complete, WILL NOT BE RENOMINATED AT THIS YEAR'S ANNUAL MEETING. Also, the need for their expertise and the narrow scope of their duties fully justified a waiver from compliance with some of the Board qualifications designed for longer-term service.

     o THE NUMBERS TRULY SPEAK FOR THEMSELVES. Your Bank increased its net income by 78% for the first six months of the year, and by 89% for the second quarter, over the same periods last year. These are significant improvements! As a public company, we can't make these numbers up; they were reviewed by our auditors, KPMG. THERE IS ABSOLUTELY NOTHING NEW ABOUT THE WAY WE REPORTED OUR QUARTERLY RESULTS, THEY ARE CONSISTENT WITH OUR STRATEGIC PLAN, AND WE STAND BY OUR VIEW THAT THE NUMBERS REPRESENT REMARKABLE PROGRESS!

We believe the actions taken by this dissident group are very disruptive to the Bank and not in the best interests of shareholders. WE ARE COMMITTED TO CARRYING OUT OUR FIDUCIARY DUTY OF PROTECTING THE RIGHTS AND INTERESTS OF ALL OF OUR SHAREHOLDERS AND WILL TAKE THE STEPS NECESSARY TO FULFILL THAT OBLIGATION. We have reported the dissident's securities laws violations to the Securities and Exchange Commission.

We have confidence in our strategic business plan and believe in its success. We intend to continue to meet the milestones set out in the plan.

We will send you First Financial's proxy statement for our upcoming shareholders meeting in the near future. We urge you to read this document because it contains important information. Also, you will be able to obtain the proxy statement and other documents filed by First Financial with the SEC free of charge at the SEC's website at http://www.sec.gov. These documents will also be available free of charge from Allen R. Christenson, Executive Vice President and Chief Financial Officer, First Financial Bancorp, 701 South Ham Lane, Lodi, California 95242 and on the Company's website at http://www.bankoflodi.com.

Thank you for your continued support.

Sincerely,



/s/ BENJAMIN R. GOEHRING                /s/ LEON ZIMMERMAN
________________________                _____________________
    Benjamin R. Goehring                    Leon Zimmerman
    Chairman of the Board                   President and CEO